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                                                                    Exhibit 10.3

                        GENEREX BIOTECHNOLOGY CORPORATION

                           SUMMARY OF COMPENSATION FOR
                          MEMBERS OF BOARD OF DIRECTORS

         It is the policy of Generex Biotechnology Corporation (the "Company") to compensate members of the Company's Board of Directors as follows:

         o Directors who are not officers or employees of the Company receive cash compensation of $10,000 each fiscal quarter and are reimbursed for expenses incurred in connection with attendance at Board and committee meetings.

         o At the discretion of the full Board of Directors, directors who are not officers or employees of the Company may receive stock options to purchase shares of the Company's common stock, par value $0.001 per share, each fiscal year. The number and terms of such options is within the discretion of the full Board of Directors.

         o Directors who are officers or employees of the Company do not receive separate consideration for their service on the Board of Directors.